FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 16, 2011

Core Health Care Network, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53714	26-3452407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Virginia Street – 8th Floor, Reno, NV 89501
 (Address of principal executive offices) (Zip Code)

877-862-0061
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Core Health Care Network, Inc., a Nevada corporation, in connection with the items described below.

Item 2.01  Completion of Acquisition or Disposition of Assets

CORE Health Care Network (CORE) has acquired 100% of the common shares of Med-Tech Corporation in Duncan, Oklahoma. Med-Tech, established in 2004, is a durable medical equipment (DME) company serving southwest Oklahoma and surrounding states. Founder of DME, Dale Rochell, will remain President of the company and lead the daily operating and growth activities of Med-Tech.

CORE purchased 100% of the stock in Med-Tech in exchange for 1.5 million shares of CORE common stock.

The audited financial statements prepared in connection with these acquisitions will be filed within the statutory time period.

Item 9.01  Financial Statements and Exhibits

10.1  Stock Purchase Agreement to acquire Med-Tech Corporation dated January 10, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Health Care Network, Inc., a Nevada corporation

Dated: February 16, 2011	By:	/s/ Lewis C. Warren
Lewis C. Warren, Chief Executive Officer

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